Exhibit 99.1

DEMAND MEDIA ANNOUNCES INTENT TO CHANGE NAME TO LEAF GROUP

Name Change to be Effective November 9, 2016;

Shares will Trade on the New York Stock Exchange Under Ticker Symbol LFGR

SANTA MONICA, CALIF. (October 28, 2016) — Demand Media, Inc. (NYSE: DMD), a diversified internet company comprised of several marketplace and media properties, today announced it has received board approval to change the company’s name to Leaf Group Ltd.

The company will officially change its name at the start of business on Wednesday, November 9, 2016, and its common stock will begin trading that day on the New York Stock Exchange under LFGR. The last trading day under the name Demand Media, Inc. and the symbol DMD will be November 8, 2016.

As of November 9, 2016, please refer to www.leafgroup.com for information about the company, including investor relations.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a diversified Internet company that builds platforms across its media (eHow and LIVESTRONG.com) and marketplace (Society6 and Saatchi Art) properties to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Demand Media’s content studio and diverse advertising offerings help brands and publishers find innovative ways to engage with their customers. For more information about Demand Media, visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding the expected timing and impact of Demand Media’s name change and the commencement of trading under a new ticker symbol on the New York Stock Exchange. Such statements are made by management based on their experience, current expectations and other factors they deem appropriate, including certain assumptions related thereto. Forward-looking statements are subject to a number of risks and uncertainties including, without limitation, economic, industry, competitive, governmental and technological factors affecting the Company’s operations, markets, products and services, as well as partner and client acceptance of the Company’s new corporate name. The Company identifies the principal risks and uncertainties that impacts its performance in its public filings, including those set forth in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K for the fiscal year ending December 31, 2015 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2016, and in other reports filed with the Securities and Exchange Commission.  Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those indicated by such forward-looking statements.

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Investor Contacts:

Jeff Misthal

Senior Vice President, Finance

jeff.misthal@demandmedia.com

Shawn Milne

Investor Relations

shawn.milne@demandmedia.com

Media Contact:

Sharna Daduk

PR Director

Sharna.daduk@demandmedia.com